Crane NXT to Acquire Antares Vision, a Global Leader in Inspection, Detection, and Track & Trace Technologies

Transaction Advances Crane NXT’s Strategy and Expands its Portfolio to the Life Sciences and Food & Beverage Sectors

Crane NXT to Host Conference Call and Webcast Today at 10:00 a.m. ET

Waltham, Mass. (GLOBE NEWSWIRE) – September 12, 2025 – Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced it has signed definitive agreements to acquire a significant stake in Antares Vision S.p.A. (“Antares Vision”) with the intent to take the company private.

Antares Vision is a global leader in the design, manufacture, installation and maintenance of inspection and detection systems that ensure product safety and quality control. Antares Vision also provides track and trace software solutions that help prevent counterfeiting and provides visibility of products throughout the supply chain. The transaction advances Crane NXT’s strategy and expands the Company’s portfolio in growing end markets, including Life Sciences and Food & Beverage.

Under the terms of the agreements, Crane NXT will acquire an approximate 30% stake in Antares Vision S.p.A. (“Antares Vision”) from Regolo S.p.A. (“Regolo”) and Sargas S.r.L (“Sargas”) at a price of €5.00 per share for a total consideration of approximately €120 million. After closing on the acquisition of the approximate 30% stake, pursuant to applicable Italian takeover rules, Crane NXT will launch a mandatory tender offer in Italy for the remaining publicly traded shares of Antares Vision at the same price of €5.00 per share. Total enterprise value for 100% of the equity capital and current net debt of Antares Vision is approximately €445 million. Upon completion of the mandatory tender offer Crane NXT will implement steps aimed at delisting Antares Vision and will acquire the remaining stake owned by Regolo. As a result of the transaction, Antares Vision will become a subsidiary of Crane NXT.

Aaron W. Saak, Crane NXT’s President and Chief Executive Officer, stated: “The acquisition of Antares Vision is an excellent strategic fit to Crane NXT, reinforcing our commitment to provide trusted technology solutions that secure, detect and authenticate our customers’ most valuable assets. As regulatory demands increase and counterfeiting continues to grow, there is a heightened need for sophisticated inspection and detection equipment and track & trace software to ensure products are authentic. This acquisition broadens our technology portfolio and positions Crane NXT well in end markets aligned to secular tailwinds."

Emidio Zorzella, Chairman of Antares Vision, stated: “We are excited to join Crane NXT and contribute to its growth strategy. This transaction will further enable us to provide innovative technology solutions that create significant value for our customers.”

Financials and Closing Conditions
The overall transaction is expected to close in the first half of 2026, subject to customary closing conditions and regulatory approvals. Antares Vision generated approximately €200 million in revenue in the fiscal year ended December 31, 2024, with an adjusted EBITDA margin of approximately 15%. Crane NXT expects the acquisition to be accretive to Adjusted EPS in the first full year and to achieve double digit ROIC by year five, driven by the growth outlook of Antares Vision as well as transaction synergies.

Webcast and Conference Call Details
Crane NXT will host a conference call to discuss the transaction on Friday, September 12, 2025 at 10:00 A.M. (Eastern). Interested parties may listen to a live webcast of the conference call by visiting the Events section of the Investor Relations section of the Company’s website. For those wishing to participate in the Q&A session of the call, please visit the Investors section of Crane NXT's website at www.cranenxt.com to pre-register. Pre-registration may be completed at any time up to the call start time. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.
Advisors
Goldman Sachs & Co. LLC is acting as Crane NXT’s financial advisor, Goldman Sachs Bank USA will be providing committed financing for the transaction, and PedersoliGattai and Davis Polk & Wardwell LLP are serving as Crane NXT’s legal counsel. J.P. Morgan is serving as financial advisor and BonelliErede is serving as legal counsel for Regolo and certain senior executives of Antares Vision.
About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Through its industry- leading businesses, Crane NXT provides customers with advanced technologies to secure high- value physical products, sophisticated detection equipment and systems, and proprietary products and services that protect brand identity. Crane NXT’s approximately 5,000 employees help our customers protect their most important assets and ensure secure, seamless transactions around the world every day. For more information visit www.cranenxt.com.
About Antares Vision S.p.A.
Antares Vision is an Italian multinational company that ensures product safety and supply chain transparency through innovative technologies for quality control, end-to-end traceability and integrated data management. The company operates primarily in the Life Sciences and Food & Beverage sectors, supporting companies in digitalizing processes to improve sustainability, efficiency, productivity and visibility. It is a world leader in drug traceability, supplying the world's leading manufacturers and numerous government authorities. It is present in more than 60 countries, employs approximately 1,200 people and has a network of more than 40 international partners. The company has been listed on the Euronext STAR Milan segment (EXM, AV:IM) since 2021. For more information visit www.antaresvision.com.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations. Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. In particular, the Company’s timing expectations for closing the Antares Vision acquisition and assumptions regarding the expected synergies and contribution to our business from the results of the acquired business are based on information that management believes is reasonable as of the date of this release, but there can be no assurance that such expectations will be indicative of the expected closing timing, of the acquired company’s future business results or that actual results will not differ materially from these expectations. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward- looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward- looking statements. Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: the impact of tariffs and other trade measures; changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations; demand for its products, which is variable and subject to factors beyond its control; risks associated with conducting a substantial portion of its business outside the U.S.; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non- compliance with its contractual or other legal obligations regarding such information; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires; fluctuation in the prices of, or disruption in its ability to source, components and raw materials, and delays in the distribution of its products; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position; governmental regulations and failure to comply with those regulations; the ability to protect its intellectual property; risks from litigation, claims and investigations, including those related to product liability and warranties, and employee, commercial, intellectual property and environmental matters; risks related to its ability to improve productivity, reduce costs and align manufacturing capacity with customer demand; significant competition in the Company's markets; additional tax expenses or exposures; adverse impacts from intangible asset impairment charges; inadequate or ineffective internal controls; and risks related to the Separation, including not obtaining the intended tax treatment of the Separation transaction, failure of Crane Company to perform under the various transaction agreements and actual or potential conflicts of interest with Crane Company. Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on

Form 10-K for the year ended December 31, 2024 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC.
These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Contact:

Matt Roache
VP, Investor Relations
matthew.roache@cranenxt.com
www.cranenxt.com